EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-85214) of Axcelis Technologies, Inc. and related Prospectus, the Registration Statement (Form S-8 No 333-49726) pertaining to the Axcelis Technologies, Inc. Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-46768) pertaining to the Axcelis Technologies, Inc. 2000 Stock Plan, of our report dated April 26, 2002, with respect to the consolidated financial statements of Sumitomo Eaton Nova Corporation included in the Axcelis Technologies, Inc. amended Annual Report (Form 10-K/A) for the year ended December 31, 2001.




                                        /s/ ERNST & YOUNG LLP

Tokyo, Japan
June 24, 2002